UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Feb 7, 2024

Arax Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 E Park Ave, Bldg. D200 Tallahassee, FL 32301

 Registrant’s telephone number, including area code: (850) 254-1161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On February 1, 2024 (the “Effective Date”), the Company and Darius Capital Company dba Longevity Capital Company ("Darius Capital") entered into an association to establish a Venture with the formation of a jointly owned entity named "Newco" under a Limited Liability Company structure in accordance with the laws of the State of Wyoming.

Pursuant to the provisions in the Agreement, the Parties agree for Newco, to be established within thirty (30) days of the Execution Date, which represents a joint venture between Darius Capital Company dba Longevity Capital Company and Arax Holdings Corp., operating under the name Newco with a principal office in Seattle, WA, USA. Its primary objective involves the development of a decentralized blockchain-based management system for valuing and managing assets, with a focus on senior life securities and life settlement tier/level 3 assets ("Life Settlement Platform Assets"). The venture aims to secure initial financing of $10 million, with a soft cap of $3.5 million designated for product development and operating expenses. Over a term of thirty-six (36) months, or until mutually agreed upon events occur, Newco will be managed by a Board comprising equal members from each party, overseeing investment relations, marketing, development, and operations, with day-to-day operations, staffing, and financial controls overseen by appointed Managers. Both Darius Capital and Arax Holdings will contribute intellectual property and assets as outlined in the Agreement, with provisions for additional capital contributions and regular monthly meetings ensuring effective communication and decision-making, subject to unanimous consent from all Parties for any amendments to the Agreement.

This Regulatory Disclosure serves to inform stakeholders of the Material Definitive Agreement between Darius Capital Company dba Longevity Capital Company and Arax Holdings Corp. regarding the establishment and operation of Newco. Parties have committed to abide by the terms outlined in the Agreement to facilitate the success of Newco.

The foregoing description of the Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, which is filed as Exhibits 99.1, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1*	AGREEMENT

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

By:	/s/ Christopher D. Strachan
Christopher D. Strachan Chief Financial Officer

Dated: February 7, 2024